                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                               BURNHAM PACIFIC PROPERTIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                        BURNHAM PACIFIC PROPERTIES, INC.
                          110 WEST A STREET, SUITE 900
                              SAN DIEGO, CA 92101

                            ------------------------

                              2001 ANNUAL MEETING
                           TO BE HELD ON MAY 30, 2001

                            ------------------------

                                                                  April 30, 2001

Dear Fellow Stockholder:

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Burnham Pacific Properties, Inc. (the "Company") to be held at the Park Hyatt San Francisco, 333 Battery Street, San Francisco, California 94111, on May 30, 2001, at 9:00 a.m., local time. At the Annual Meeting, you will be asked to elect seven Directors of the Company.

    A plurality of all of the votes cast at the Annual Meeting will be sufficient to elect a nominee for election to the Company's Board of Directors.

    At the Annual Meeting, you will also be asked to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. It is not anticipated that any other matter will be brought before the Annual Meeting. If other matters are properly presented, however, proxies will be voted in accordance with the discretion of the proxy holders.

    PLEASE GIVE ALL OF THIS INFORMATION YOUR CAREFUL ATTENTION. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR AUTHORIZE A PROXY BY TELEPHONE OR OVER THE INTERNET TO VOTE YOUR SHARES IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM. RETURNING A SIGNED PROXY CARD OR AUTHORIZING A PROXY BY TELEPHONE OR OVER THE INTERNET TO VOTE YOUR SHARES WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE ANNUAL MEETING, BUT YOUR PRESENCE (WITHOUT FURTHER ACTION) AT THE ANNUAL MEETING WILL NOT CONSTITUTE REVOCATION OF A PREVIOUSLY DELIVERED PROXY.

    On behalf of your Board of Directors, thank you for your continued support.

                                          Sincerely,

                                          SCOTT C. VERGES
                                          CHIEF EXECUTIVE OFFICER

                        BURNHAM PACIFIC PROPERTIES, INC.
                          110 WEST A STREET, SUITE 900
                              SAN DIEGO, CA 92101

                            ------------------------

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2001

                            ------------------------

To the stockholders of Burnham Pacific Properties, Inc.:

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Burnham Pacific Properties, Inc. (the "Company") will be held at the Park Hyatt San Francisco, 333 Battery Street, San Francisco, California 94111, on May 30, 2001, at 9:00 a.m., local time, for the following purposes:

    - to elect seven Directors to serve on the Company's Board of Directors; and

    - to consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof or as may relate to the conduct of the Annual Meeting.

    Our Board of Directors fixed the close of business on April 23, 2001 as the record date for determining those stockholders entitled to receive notice of and to vote at the Annual Meeting. Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on April 23, 2001 are entitled to receive notice of and to vote at the Annual Meeting. A proxy card and a proxy statement containing more detailed information with respect to the Annual Meeting accompany and form a part of this notice.

    At the Annual Meeting, you will also be asked to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. It is not anticipated that any other matter will be brought before the Annual Meeting. If other matters are properly presented, however, proxies will be voted in the discretion of the proxy holders.

                                   IMPORTANT

    YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO AUTHORIZE A PROXY BY TELEPHONE OR OVER THE INTERNET TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          MICHAEL L. RUBIN
                                          SECRETARY

San Diego, California
April 30, 2001

                        BURNHAM PACIFIC PROPERTIES, INC.
                          110 WEST A STREET, SUITE 900
                              SAN DIEGO, CA 92101

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2001

    DATE, TIME AND PLACE

    The 2001 Annual Meeting of Stockholders (the "Annual Meeting") will be held at the Park Hyatt San Francisco, 333 Battery Street, San Francisco, California 94111, on May 30, 2001, at 9:00 a.m., local time. This proxy statement and the accompanying Notice of Annual Meeting and proxy card are first being mailed to stockholders on or about April 30, 2001.

    PURPOSES

    At the Annual Meeting, you will be asked to consider and vote upon the election of seven Directors of the Company. The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described in this proxy statement. However, if other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have authority to vote on those matters in their sole discretion.

    RECORD DATE FOR VOTING; NUMBER OF VOTES

    Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on April 23, 2001 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. On such date there were 32,336,622 shares of Common Stock issued and outstanding. Holders of Common Stock outstanding as of the Record Date will be entitled to one vote for each share of Common Stock then held.

    QUORUM

    At the Annual Meeting, the presence, in person or by proxy, of stockholders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. If a quorum is not present, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, shall have the power to adjourn the Annual Meeting from time to time to a date not more than 120 days after the Record Date without further notice other than announcement of the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the Annual Meeting as originally notified.

    Abstentions and "broker non-votes" will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. A "broker non-vote" refers to a share represented at the Annual Meeting which is held by a broker or other nominee who has not received instructions from the beneficial owner or person entitled to vote such share and with respect to which, on one or more but not all proposals, such broker or nominee does not have discretionary voting power to vote such share.

    VOTING METHODS AND PROXIES

    You can vote on the matters to come before the Annual Meeting in one of four ways:

    - by signing, dating and mailing the proxy card in the enclosed postage-paid envelope;

    - by using the Internet Web site listed on the enclosed proxy card or voting instruction form to authorize a proxy to vote your shares;

    - by using the toll-free telephone number listed on the enclosed proxy card or voting instruction form to authorize a proxy to vote your shares; or

    - by attending the Annual Meeting and casting your vote at the Annual
      Meeting.

    The telephone and Internet proxy authorization procedures are designed to authenticate proxies by use of a personal identification number. The procedures allow registered stockholders to authorize a proxy to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. If you choose to authorize a proxy by telephone or the Internet, you must do so prior to 9:00 p.m. Pacific Time on May 29, 2001. If you hold shares in street name through a broker or bank, separate instructions for telephone and Internet proxy authorization will be provided on the voting instruction form provided by your broker or bank. Stockholders who return the proxy card are urged to specify their choices by marking the appropriate boxes on the card. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted FOR the Company's nominees for election to the Board of Directors.

    REQUIRED VOTE

    A plurality of all of the votes cast at the Annual Meeting, where a quorum is present, will be sufficient to elect a nominee for election to the Company's Board of Directors. Accordingly, abstentions and broker non-votes will have no effect on the election of Directors.

    REVOCATION OF PROXIES

    A stockholder may revoke a proxy given with respect to the Annual Meeting at any time before it is voted at the Annual Meeting by:

    - delivering to the Secretary of the Company a written revocation;

    - delivering a duly executed proxy bearing a later date;

    - issuing later dated proxy instructions by telephone or the Internet; or

    - attending the Annual Meeting and voting in person, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously delivered proxy.

    Stockholders holding shares in street name at a broker or bank custodian must follow the procedures established by such broker or bank custodian if they wish to revoke a previous voting instruction.

    INFORMATION REGARDING TABULATION OF THE VOTE

    The Company maintains a policy of treating all proxies, ballots and votes tabulated at a meeting of our stockholders as confidential and not revealing the votes at such a meeting to any of our employees or anyone else, other than the inspectors, unless it is necessary to meet applicable legal requirements.

    PROXY SOLICITOR

    The Company has retained InvestorCom, Inc. to assist the Company in soliciting proxies for a fee of $3,000 plus reimbursement of its expenses. Officers and other employees of the Company may, without receiving additional consideration, solicit proxies in person, by telephone, facsimile, mail or the Internet. The Company will pay the expenses of preparing, printing and mailing the Notice of Annual Meeting and this proxy statement and all other expenses of soliciting proxies.

                                   PROPOSAL:
                             ELECTION OF DIRECTORS

    The Bylaws of the Company currently provide that the number of Directors shall be not less than the minimum number required by the Maryland General Corporation Law nor more than nine. Currently, nine persons serve on the Board of Directors. The Board of Directors has fixed the number of Directors to be elected by the common stockholders at the Annual Meeting at seven. The Board of Directors has nominated the following persons for election as Directors of the
Company: Michael L. Ashner, William P. Dickey, Curtis Greer, Ronald L. Havner, Jr., Nina B. Matis, Donne P. Moen and Jay L. Schottenstein. Each elected Director will hold office until the next annual meeting of stockholders and until his or her successor, if any, is elected and qualifies or until his or her earlier death, resignation or removal in the manner provided in the Company's charter. The Company believes that each of the nominees will stand for election and, if elected, will serve as a Director. However, if any nominee fails to stand for election, the proxies will be voted for the election of such other person(s) as the Company's Board of Directors may nominate and recommend. There is no family relationship among any current Director, nominee or executive officer of the Company.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES NAMED ABOVE.

REQUIRED VOTE AND RECOMMENDATION

    The Bylaws provide that every stockholder entitled to vote in the election of Directors may vote each of his or her shares for as many individuals as there are Directors to be elected and for whose election the shares are entitled to be voted. There is no cumulative voting. A plurality of all of the votes cast at a meeting of stockholders at which a quorum is present shall be sufficient to elect a nominee. Accordingly, abstentions and broker non-votes will have no effect on the election of Directors.

DIRECTOR BIOGRAPHIES

    CURRENT DIRECTORS AND NOMINEES

    The following table and biographical descriptions set forth information with respect to the Company's current Directors who have been nominated for election to the Board of Directors, based on information furnished to the Company by such nominees.

NAME                                AGE                      POSITION HELD
----                              --------   ---------------------------------------------
Michael L. Ashner...............     48      Director

William P. Dickey...............     58      Director

Curtis Greer....................     49      Director

Ronald L. Havner, Jr............     43      Director

Nina B. Matis...................     53      Director

Donne P. Moen...................     65      Co-Chairman of the Board of Directors

Jay L. Schottenstein............     46      Co-Chairman of the Board of Directors

    The principal occupation for the last five years of each of the nominees, as well as other related information, is set forth below.

    MICHAEL L. ASHNER became a Director in September 2000 and has been nominated for reelection to the Board pursuant to the SA Group Agreement (as defined and described under the section entitled "Certain Relationships and Related Transactions--Stockholders"). He has been the Chief Executive Officer of Winthrop Financial Associates, a real estate investment banking firm, and its subsidiaries, since 1996; a Director and the Chief Executive Officer of Newkirk NL Holdings LLC, Newkirk Stock LLC and Newkirk RE Holdings LLC and their respective subsidiaries, which are commercial real estate operating and management companies, since 1997; and the President of Exeter Capital Corporation, a private real estate consulting company, since 1981. From 1994 until 1996, Mr. Ashner was the President, Co-Chairman and a Director of National Property Investors, Inc. From 1984 until 1996, Mr. Ashner was a Director and an Executive Officer of NPI Property Management Corporation. He currently serves as a Director of NBTY, Inc., a manufacturer and distributor of vitamins, Nexthealth, Inc., Greate Bay Hotel and Casino Corp., Inc., Interstate Hotels Corp., Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc.

    WILLIAM P. DICKEY became a Director in December 2000. Mr. Dickey has been President of The Dermot Company, Inc., a real estate investment company, since 1991. Prior to 1991, Mr. Dickey was a Partner at Cravath, Swaine & Moore, a New York law firm, and a Managing Director at The First Boston Corporation, a New York investment banking firm now known as Credit Suisse First Boston. He has been a Director of Prime Retail, Inc. since 1998, Kilroy Realty Corporation since 1997 and Mezzanne Capital Property Investors, Inc. since 1995.

    CURTIS GREER was elected to the Board by the holders of the Company's
Series 2000-C Convertible Preferred Stock (the "Series 2000-C Preferred Stock") on December 15, 2000 following the 2000 Annual Meeting of Stockholders.
Mr. Greer's tenure on the Board ended on April 3, 2001 when the Company redeemed all of the outstanding Series 2000-C Preferred Stock. However, pursuant to the Exchange Agreement (as defined and described under the section entitled "Certain Relationships and Related Transactions--Stockholders"), the Company subsequently elected Mr. Greer to the Board on April 3, 2001 and has nominated him for reelection to the Board at the Annual Meeting. Since 1999, Mr. Greer has been a managing principal of Westbrook Real Estate Counsel, L.L.C., based in Boston, Massachusetts. He was a law firm partner in private practice in New York, New York from 1991 to 1999 and in Boston, Massachusetts, prior to 1991. The principal focus of his legal practice was corporate and real estate finance.
Mr. Greer's professional memberships include the Urban Land Institute and the National Association of Real Estate Investment Trusts ("NAREIT").

    RONALD L. HAVNER, JR. became a Director in December 2000. Mr. Havner has been Chairman, President and Chief Executive Officer of PS Business
Parks, Inc., a California real estate investment trust ("REIT"), since 1998. From 1996 until 1998, he was Chairman, President and Chief Executive Officer of American Office Park Properties, Inc., a predecessor of PS Business Parks, Inc. He was Senior Vice President and Chief Financial Officer of Public
Storage, Inc. ("PSI"), a REIT, and Vice President of PS Business Parks, Inc. and certain other REITs affiliated with PSI, from 1986 until 1996. Mr. Havner became an officer of PSI in 1986, prior to which he was in the audit practice of Arthur Andersen & Company. He is a member of the American Institute of Certified Public Accountants, NAREIT and the Urban Land Institute. He is also a Director of Business Machine Security, Inc., a manufacturer of computer and office equipment security devices, and Mobile Storage Group, Inc., an operator of portable shipping containers.

    NINA B. MATIS has been a Director since 1998. She is a Partner in, and member of the Executive Committee of, the law firm of Katten Muchin Zavis, in Chicago, Illinois. She became a partner in that law firm in September 1976. Ms. Matis has been an Executive Vice President of iStar Financial, Inc. since November 1999 and General Counsel of that company and its predecessors since

1998. From 1984 through 1987, she was an Adjunct Professor at Northwestern University School of Law where she taught Real Estate Transactions. She is a member of the American College of Real Estate Lawyers, Ely Chapter of Lambda Alpha International, Chicago Finance Exchange, Urban Land Institute, REFF, Chicago Real Estate Executive Woman, The Chicago Network and The Economic Club of Chicago.

    DONNE P. MOEN has been a Director since 1996 and Co-Chairman of the Board since December 2000. He is the retired Vice Chairman of Union Bank in California, where he served in a variety of executive positions from 1963 until 1992. Mr. Moen has also been a member of the board of a number of civic and nonprofit organizations including The Los Angeles Library Foundation, Los Angeles Educational Partnership, Toberman Settlement House and Chadwick School.

    JAY L. SCHOTTENSTEIN became a Director and Co-Chairman of the Board in September 2000 and has been nominated for reelection to the Board pursuant to the SA Group Agreement. He has been the Chairman of the Board and Chief Executive Officer of Schottenstein Stores Corporation, which is engaged in the retail furniture and real estate businesses, and American Eagle
Outfitters, Inc., a specialty retailer, since 1992, and he has been the Chairman of the Board of Value City Department Stores, Inc. since 1992. He currently serves as a Director of American Eagle Outfitters, Inc. and Value City Department Stores, Inc.

    CURRENT DIRECTORS WHO ARE NOT STANDING FOR REELECTION

    The following table and biographical descriptions set forth information with respect to the Company's current Directors who are not standing for reelection to the Board of Directors, based on information furnished to the Company by such Directors.

NAME                                AGE      POSITION HELD
----                              --------   -------------
James D. Klingbeil..............     64      Director

Philip S. Schlein...............     66      Director

    JAMES D. KLINGBEIL has been a Director since 1996. He is Chairman, President and Chief Executive Officer of American Apartment Communities, Inc. He is Trustee and former President of the Urban Land Institute, a member of the Chief Executives Organization and World Business Council and he serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics, University of California. He has also served as Public Interest Director of Federal Home Loan Bank of Cincinnati and the Federal Home Loan Mortgage Company Advisory Board. Mr. Klingbeil is a Director of United Dominion Realty Trust.

    PHILIP S. SCHLEIN has been a Director since 1996. He joined U.S. Venture Partners, a California based venture capital company in 1985, where he is now a partner. Prior to that time, he had a 28-year career in the retailing industry, including serving as President and Chief Executive Officer of Macy's California from 1974 to 1985. He currently serves as a Director of Ross Stores, Inc., Quick Response Services, BEBE, NBCi and a number of private companies. Mr. Schlein holds a B.S. in Economics from the University of Pennsylvania.

PRINCIPAL EXECUTIVE OFFICERS

    The following table and biographical descriptions set forth information with respect to the Company's executive officers, based on information furnished to the Company by the executive officers. Each executive officer holds office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualifies or until his earlier death, resignation or removal in the manner provided in the Company's Bylaws.

NAME                                AGE                    POSITION(S) HELD
----                              --------   ---------------------------------------------
Scott C. Verges.................     47      Chief Executive Officer and President

Daniel B. Platt.................     54      Executive Vice President and Chief Financial
                                               Officer

Michael L. Rubin................     55      Senior Vice President, Chief Operating
                                               Officer and Secretary

Marc T. Artino..................     47      Senior Vice President-Finance and Treasurer

    The principal occupation for the last five years of each of the executive officers, as well as other related information, is set forth below.

    MR. VERGES has been Chief Executive Officer and President of the Company since December 15, 2000. Prior to that time, Mr. Verges was General Counsel since January 1999 and Chief Administrative Officer since May 1999, and Interim Chief Executive Officer and Interim President since August 18, 2000, the date of
J. David Martin's resignation. Since June 1997, Mr. Verges has been associated with the law firm of MBV Law (formerly known as Mandel Buder & Verges). Prior to his association with MBV Law, Mr. Verges was a principal in the law firm of Cassidy & Verges, which he co-founded in 1990. Mr. Verges received his J.D. in 1980 from Boalt Hall School of Law at the University of California, Berkeley.

    MR. PLATT has been Executive Vice President and Chief Financial Officer since October 1995. Prior to 1994, Mr. Platt was Group Executive Vice President of Bank of America with responsibility for merging the real estate lending activities upon Bank of America's acquisition of Security Pacific Bank in 1992. Mr. Platt joined Security Pacific Bank in 1990 as Executive Vice President responsible for creating a new real estate workout group and in 1991 was made Vice Chairman of the Real Estate Industries Group, where he assumed additional corporate management responsibilities for all real estate activities. Prior to joining Security Pacific Bank, Mr. Platt spent 20 years with Union Bank, where he was responsible for all real estate and commercial banking activities.

    MR. RUBIN has been Senior Vice President since January 1998, Chief Operating Officer since December 2000 and Secretary since August 2000. Mr. Rubin has served as an officer of the Company since 1986 in various capacities and with various titles, including Regional Operating Officer. Mr. Rubin is a Certified Property Manager and a licensed real estate broker.

    MR. ARTINO has been Senior Vice President-Finance and Treasurer since December 15, 2000, he was Vice President-Finance and Treasurer of the Company from January 1998 through December 15, 2000, and he has over twenty years of financial management experience. Prior to joining the Company, Mr. Artino was the Chief Financial Officer for The Westvale Group, an institutional real estate investment advisory firm, since 1996. Prior to that time, Mr. Artino was the Vice President-Finance for the Trident Group from 1994 until 1996, and the Vice President and Controller for the Yarmouth Group Property Management, Inc. from 1989 until 1994.

INFORMATION REGARDING THE BOARD OF DIRECTORS OF THE COMPANY AND ITS COMMITTEES

    The Company's Board of Directors conducted 24 meetings during 2000. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors that he or she was eligible to attend. The Company has an Audit Committee and a Compensation and Governance Committee.

    AUDIT COMMITTEE. The Audit Committee, which currently consists of Donne P. Moen (Chairman), Curtis Greer, Ronald L. Havner, Jr. and Nina B. Matis, met four times during 2000. From January 2000 until December 15, 2000, the Audit Committee consisted of Donne P. Moen (Chairman), Nina B. Matis and Robin Wolaner. This committee advises and assists the Company's Chief Financial Officer in making periodic overall reviews of the Company's internal controls and financial statements, appoints the Company's independent auditors for the Company's annual audit, meets periodically with the auditors to discuss their audit, and advises and provides oversight of the Company's audit activities. The Board of Directors has determined that the members of the Audit Committee are "independent" under the rules of the New York Stock Exchange.

    COMPENSATION AND GOVERNANCE COMMITTEE. The Compensation and Governance Committee, which currently consists of Philip S. Schlein (Chairman), William P. Dickey and James D. Klingbeil, met once during 2000. From December 15, 2000 until February 2, 2001, the date of his resignation from the Board of Directors, the Compensation and Governance Committee also consisted of James D. Harper, Jr., and from December 15, 2000 until April 3, 2001, the date of the redemption the Series 2000-C Preferred Stock, the Compensation and Governance Committee also consisted of Ronald J. Kravit. From January 2000 until December 15, 2000, the Company had a Compensation Committee and a separate Governance Committee, each of which consisted of Philip S. Schlein (Chairman), James D. Harper, Jr. and James D. Klingbeil. The Compensation and Governance Committee formulates the Company's compensation policies with respect to the Company's executive officers and Directors. See "Report of the Compensation and Governance Committee" for additional information.

DIRECTOR COMPENSATION

    The Company automatically awarded to each non-employee Director 750 restricted shares of Common Stock ("Restricted Shares") for each of the quarters ended March 31, 2000, June 30, 2000, September 30, 2000 and December 31, 2000 for their services as Directors pursuant to the Company's Stock Option and Incentive Plan, as amended (the "Stock Option Plan"). The Restricted Shares were awarded on a pro-rated basis in the event a Director served for only a portion of a quarter. As a result of the approval of the Company's Plan of Complete Liquidation and Dissolution by the Company's stockholders on December 15, 2000 (the "Plan of Liquidation"), the Board of Directors amended the Stock Option Plan on January 5, 2001 to eliminate the automatic grant of Restricted Shares to non-employee Directors. For a more detailed description of the Plan of Liquidation see the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the Company's proxy statement relating to the 2000 Annual Meeting of Stockholders.

    In lieu of receiving Restricted Shares in 2001, each Director will receive a quarterly cash retainer of $5,000 and a fee of $1,000 for each Board or committee meeting attended in person or by telephone. In addition, each Director who serves as a chairperson of a committee shall receive a quarterly cash payment of $1,000. The quarterly cash retainer payable to each Director and the quarterly cash payments to be made to committee chairpersons shall be pro-rated in the event a Director serves for only a portion of such quarter. The retainers and payments described above are paid on the last day of the applicable quarter.

EXECUTIVE COMPENSATION

    The following table sets forth, for the last three completed fiscal years, the annual compensation awarded to each of the two persons who served as the Company's Chief Executive Officer during 2000, the three most highly compensated executive officers (other than the aforementioned Chief Executive Officers) who earned in excess of $100,000 during 2000, and two additional persons who were among the four most highly compensated executive officers but who were not serving as executive officers at the end of 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                 ANNUAL COMPENSATION            COMPENSATION AWARDS
                                            ------------------------------   -------------------------
                                                                             SECURITIES
                                                                             UNDERLYING
                                                                              OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITIONS                  YEAR      SALARY    BONUS(1)     (#)(2)     COMPENSATION
----------------------------                --------   --------   --------   ----------   ------------
Scott C. Verges(3) .......................    2000     $225,000   $133,000         0        $   0
  Chief Executive Officer and President       1999      200,000          0    30,000            0
                                              1998           --         --        --           --

J. David Martin(4) .......................    2000      328,125      8,000         0        2,808(5)
  Former President, Chief Executive           1999      452,083          0         0        3,281(6)
  Officer and Director                        1998      387,500          0   250,000        1,948(7)

Daniel B. Platt ..........................    2000      250,000      8,000         0        6,755(8)
  Executive Vice President and Chief          1999      250,000          0         0        6,948(9)
  Financial Officer                           1998      245,833          0    50,000        6,865(10)

Joseph W. Byrne(11) ......................    2000      104,167      8,000         0        2,857(12)
  Former Executive Vice President and         1999      250,000          0         0        6,746(13)
  Chief Operating Officer                     1998      175,000          0   100,000        1,746(14)

James W. Gaube(15) .......................    2000      179,166      8,000         0        2,641(16)
  Former Executive Vice President and         1999      200,000          0         0        3,046(17)
  Chief Investment Officer                    1998      183,333          0    70,000        3,046(18)

Michael L. Rubin .........................    2000      175,000          0         0        5,301(19)
  Senior Vice President, Chief Operating      1999      175,000      1,000         0        5,448(20)
  Officer and Secretary                       1998      175,000          0         0        5,448(21)

Marc T. Artino ...........................    2000      179,167          0         0        4,462(22)
  Senior Vice President-Finance and           1999      175,000      1,000         0        4,588(23)
  Treasurer                                   1998      150,000          0    46,000        3,213(24)

------------------------

 (1) Cash bonuses may be paid in the discretion of the Company's Compensation and Governance Committee to executive officers. For a discussion of compensation policies, see "Report of Compensation and Governance Committee." With the exception of a $125,000 bonus paid to Mr. Verges, all of the cash bonuses awarded to executive officers in 2000 were made in connection with the formation of BPP Services, Inc., as further described under the section entitled "Certain Relationships and Related Transactions--Executive Officers."

 (2) The listed option grants consist of options to purchase shares of Common Stock granted under the Stock Option Plan. All listed option grants reflect compensation for the Named Executive Officer's performance in the year indicated and vest in three equal installments on each of the first three anniversaries of the date of grant. However, except with respect to Mr. Verges for 1999 and Mr. Artino for 1998, such grants were made in the first quarter of the following year after a review of the Named Executive Officer's performance. The 30,000 options listed for Mr. Verges were granted during 1999 in connection with his hiring. Of the 46,000 options listed for Mr. Artino, 30,000 were granted in January 1998 in connection with his hiring and the remainder were granted in 1999 as compensation for services provided in 1998.

 (3) Mr. Verges joined the Company effective January 1999.

 (4) Mr. Martin resigned from the positions of President and Chief Executive Officer and as a Director of the Company effective August 18, 2000, and Mr. Verges was then named Interim Chief Executive Officer and Interim President.

 (5) Includes a $1,641 matching contribution under the Company's 401(k) plan and $1,167 in life, disability and accidental death and dismemberment ("AD&D") insurance premiums paid by the Company.

 (6) Includes a $1,333 matching contribution under the Company's 401(k) plan and $1,948 in life, disability and AD&D insurance premiums paid by the Company.

 (7) Consists entirely of life, disability and AD&D insurance premiums paid by the Company.

 (8) Includes a $5,000 matching contribution 401(k) plan and $1,755 in life, disability and AD&D insurance premiums paid by the Company.

 (9) Includes a $5,000 matching contribution under the Company's 401(k) plan and $1,948 in life, disability and AD&D insurance premiums paid by the Company.

 (10) Includes a $4,917 matching contribution under the Company's 401(k) plan and $1,948 in life, disability and AD&D insurance premiums paid by the Company.

 (11) Mr. Byrne joined the Company in April 1998 and resigned as of May 31,
      2000.

 (12) Includes a $2,083 matching contribution under the Company's 401(k) plan and $774 in life, disability and AD&D insurance premiums paid by the Company.

 (13) Includes a $5,000 matching contribution under the Company's 401(k) plan and $1,746 in life, disability and AD&D insurance premiums paid by the Company.

 (14) Consists entirely of life, disability and AD&D insurance premiums paid by the Company.

 (15) Mr. Gaube joined the Company in February 1997 and resigned as of September 30, 2000.

 (16) Includes a $1,500 matching contribution under the Company's 401(k) plan and $1,141 in life, disability and AD&D insurance premiums paid by the Company.

 (17) Includes a $1,333 matching contribution under the Company's 401(k) plan and $1,713 in life, disability and AD&D insurance premiums paid by the Company.

 (18) Includes a $1,333 matching contribution under the Company's 401(k) plan and $1,713 in life, disability and AD&D insurance premiums paid by the Company.

 (19) Includes a $3,573 matching contribution under the Company's 401(k) plan and $1,728 in life, disability and AD&D insurance premiums paid by the Company.

 (20) Includes a $3,500 matching contribution under the Company's 401(k) plan and $1,948 in life, disability and AD&D insurance premiums paid by the Company.

 (21) Includes $3,500 matching contribution under the Company's 401(k) plan and $1,948 in life, disability and AD&D insurance premiums paid by the Company.

 (22) Includes a $3,050 matching contribution under the Company's 401(k) plan and $1,412 in life, disability and AD&D insurance premiums paid by the Company.

 (23) Includes a $2,875 matching contribution under the Company's 401(k) plan and $1,713 in life, disability and AD&D insurance premiums paid by the Company.

 (24) Includes a $1,500 matching contribution under the Company's 401(k) plan and $1,713 in life, disability and AD&D insurance premiums paid by the Company.

    OPTION GRANTS IN FISCAL YEAR 2000

    No options to purchase shares of Common Stock were granted under the Stock Option Plan to the Named Executive Officers listed in the Summary Compensation Table above or to any other employee of the Company during 2000.

    OPTION EXERCISES AND YEAR-END HOLDINGS

    The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock at the end of 2000. No Named Executive Officer exercised any options to purchase Common Stock during 2000.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND
                       FISCAL YEAR-END 2000 OPTION VALUES

                                                          NUMBER OF SECURITIES
                                                               UNDERLYING               VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                SHARES                    DECEMBER 31, 2000(#)         DECEMBER 31, 2000($)(1)
                              ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                          EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   --------   -----------   -------------   -----------   -------------
Scott C. Verges.............          --         --       10,000         20,000             --             --
J. David Martin.............          --         --            0              0             --             --
Daniel B. Platt.............          --         --      416,667         83,333             --             --
Joseph W. Byrne.............          --         --            0              0             --             --
James W. Gaube..............          --         --            0              0             --             --
Michael L. Rubin............          --         --       44,500          5,000             --             --
Marc T. Artino..............          --         --       25,333         20,667             --             --

------------------------

(1) Because the market value of the Company's Common Stock as of December 31, 2000 was greater than the exercise prices for all outstanding options, none of the outstanding options were "In-The-Money" at the end of 2000.

COMPENSATION AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation and Governance Committee are Philip
S. Schlein (Chairman), William P. Dickey and James D. Klingbeil. None of these individuals is an officer of the Company or any of its subsidiaries, or has any other business relationship or affiliation with the Company or its subsidiaries (other than his service as a director). Messrs. Schlein and Klingbeil are not standing for reelection to the Board of Directors of the Company.

REPORT OF COMPENSATION AND GOVERNANCE COMMITTEE

    GENERAL

    The Compensation and Governance Committee (the "Compensation Committee") of the Board of Directors currently consists of three members, all of whom are independent directors of other companies and have extensive experience as directors and/or chief executive officers of public companies or major operating divisions of public companies. No member of the Compensation Committee was or is an officer or employee of the Company.

    In formulating the policies under which the Company's executives were compensated, the Compensation Committee considered a number of factors, including the competitive environment in which the Company operates and the fact that the Company must retain and motivate its senior management in order to achieve its goals for short-term and long-term profitability, growth and return to stockholders.

    The Compensation Committee reaffirmed its philosophy that the compensation policy and the structure of compensation should be closely monitored to assure that the Company's compensation program remains competitive and consistent with the industry. The Compensation Committee believes that evaluation of the overall performance of the Company's senior executives cannot be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in the best interests of the Company and its stockholders.

    SALARY AND BONUS

    The Compensation Committee considered the Company's performance in 1999 in setting Mr. Martin's base salary at $525,000, Mr. Platt's base salary at $250,000, Mr. Gaube's base salary at $200,000, Mr. Verges' base salary at $225,000, and Mr. Byrne's base salary at $250,000 for 2000. Mr. Gaube's base salary was increased to $250,000 effective March 1, 2000. With respect to setting the compensation of all of the executive officers of the Company, the Compensation Committee considered the performance of the Company, generally, but the Compensation Committee did not directly determine executive compensation based on specific performance goals.

    Supplemental or bonus compensation is awarded to the Chief Executive Officer and the executive officers of the Company in the discretion of the Compensation Committee. Based upon a review of the Company's financial results for 2000, the Compensation Committee determined that such results did not justify the award of cash bonuses for that year. However, Messrs. Martin, Platt, Gaube, Verges and Byrne each received bonus payments of $8,000 in connection with the formation of BPP Services, Inc., as further described under the section entitled "Certain Relationships and Related Transactions--Executive Officers." In addition, on August 27, 2000, the Board of Directors, upon recommendation of the Compensation Committee, resolved that, in addition to the salary provided to Mr. Verges, in consideration for his services to the Company as Interim Chief Executive Officer and Interim President, the Company would award Mr. Verges a bonus payment of $125,000 if all of the following events occurred: (A) the Company entering into an agreement with Coventry Real Estate Partners, Ltd. and its affiliates or another party, subject to stockholder approval, to sell at least 12 real estate properties; (B) the Company entering into an agreement, subject to stockholder approval, to sell 19 of its properties known as the Golden State properties; and
(C) the Company entering into an agreement whereby a third party shall act as a liquidation agent on behalf of the Company with respect to the Plan of Liquidation. Because all of these conditions were satisfied, Mr. Verges received the bonus payment.

    SUBMITTED BY THE COMPENSATION AND GOVERNANCE COMMITTEE:

    Philip S. Schlein, Chairman
    William P. Dickey
    James D. Klingbeil

REPORT OF AUDIT COMMITTEE

    The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

    In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

    Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, which was filed with the Securities and Exchange Commission (the "SEC").

    SUBMITTED BY THE AUDIT COMMITTEE:

    Donne P. Moen, Chairman
    Curtis Greer
    Ronald L. Havner, Jr.
    Nina B. Matis

    The Audit Committee adopted a written charter that was approved by the Board of Directors. The charter is included as APPENDIX A to this proxy statement.

FISCAL 2000 AUDIT FIRM FEE SUMMARY

    During fiscal year 2000, the Company retained its principal auditor, Deloitte & Touche LLP, to provide the following services for the respective amount of fees:

Audit Fees..................................................  $295,300
Financial Information Systems...............................  $      0
  Design and Implementation Fees
All Other Fees..............................................  $397,895

    The Audit Committee has considered and determined that the provision of the non-audit services described above is compatible with maintaining the auditor's independence.

SEVERANCE AND EMPLOYMENT ARRANGEMENTS

    EXECUTIVE OFFICERS

    SEVERANCE AGREEMENTS. In connection with addressing an acquisition proposal from Schottenstein Stores Corporation ("SSC") (for a more detailed description of the proposal, see the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the Company's proxy statement relating to the 2000 Annual Meeting of Stockholders), the Company recognized that, as is the case with many publicly held corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among senior management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Therefore, the Company determined that severance arrangements may be appropriate to reinforce and encourage the continued attention and dedication of the senior executives to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control.

    An executive compensation consultant retained by the Company in 1999 assisted the Company in the implementation of severance incentive packages for the Company's executives. In order to ensure the stable operation of the Company in the face of potential hostile takeovers and/or some other change in control, the adoption of the severance arrangements was deemed to be appropriate. Consequently, on June 30, 1999, the Company entered into Senior Executive Severance Agreements ("Severance Agreements") with its most senior executives (Messrs. Martin, Verges, Gaube, Platt and Byrne) whose leadership and management expertise was deemed vital to the continued operation of the Company's business.

    The approval of the Plan of Liquidation by the stockholders at the 2000 Annual Meeting of Stockholders constituted a change in control for purposes of the Severance Agreements. In general, the Severance Agreements provide that following a "change in control" of the Company, the benefits provided thereunder become payable upon (A) the termination of the employment by the senior executive by the Company without "cause" or the termination of the employment of the senior executive for "good reason" during the 12 month period following the change in control, or (B) the voluntary termination of employment by the senior executive for any reason during a 30-day period one year after the change in control. In particular, the Severance Agreements provide that in these circumstances the Company shall pay the senior executive an aggregate of three times such senior executive's then current annual base salary plus three times such senior executive's then current target annual bonus. In addition, the Severance Agreements provide for the continuation of health, dental and life insurance and other welfare benefits for 36 months. The Severance Agreements also provide for the reimbursement of excise tax liabilities that may arise in connection with the benefits provided pursuant thereto.

    In order to encourage Mr. Verges to remain as Chief Executive Officer and President during the course of the Company's liquidation, the Company and Mr. Verges entered into a retention agreement on April 9, 2001 which modified the benefits to be provided to Mr. Verges pursuant to the terms of his Severance Agreement (the "Retention Agreement"). Under the Retention Agreement, the Company agreed to loan to Mr. Verges, in three separate tranches, a total amount equal to the total severance payment to which Mr. Verges would have been entitled under the terms of his Severance Agreement. The loans will be forgiven if Mr. Verges remains employed by the Company until the "Termination Date," or if his employment is terminated for "good reason" or by reason of death or disability. For purposes of the Retention Agreement, the "Termination Date" occurs on the earliest to occur of (i) the conveyance of all the Company's assets and liabilities into a liquidating trust, (ii) the sale of all of the Company's real estate assets or all of the outstanding securities of the Company or (iii) January 15, 2002. The loans will also be forgiven if Mr. Verges is terminated by the Company other than for "cause" prior to the Termination Date or if his employment is terminated by reason of death or disability. The loans, however, will be payable in full by Mr. Verges if Mr. Verges' employment is terminated prior to the Termination Date for cause or if Mr. Verges terminates his employment prior to the Termination Date other than for good reason. If the loans are forgiven, the Company will also pay to Mr. Verges an amount equal to the amount of the reimbursement for excise tax liabilities provided for under Mr. Verges' Severance Agreement and Mr. Verges will be eligible for health, dental and life insurance and other welfare benefits for 36 months. Pursuant to the terms of the Retention Agreement, Mr. Verges has agreed, upon the Company's request, to act as liquidating trustee of any liquidating trust formed by the Company in connection with executing the Plan of Liquidation.

    PHANTOM SHARE AGREEMENTS. Upon recommendations provided to the Company by the executive compensation consultant regarding the compensation structure for the Chief Executive Officer, in recognition of prior years of being under compensated, a long-term incentive award for contributions to the Company made from 1996 through 1998 was granted to Mr. Martin in 1999 in the form of a phantom shares award in the amount of 122,222 phantom shares. A second long-term incentive award for contributions to the Company during 1999 was granted to Mr. Martin in the form of a phantom shares award in the amount of 66,667 phantom shares. Subsequently, when the Company's performance for 1999 proved not to be as expected, Mr. Martin agreed to the rescission of this second award.

    In addition to the foregoing, long-term retention awards were granted to Mr. Martin in the form of a phantom shares award in the amount of 237,037 phantom shares, and to Messrs. Verges, Platt, Gaube and Byrne who each received grants of 30,000 phantom shares.

    The phantom share awards were intended to be used solely as a device for the measurement and determination of amounts to be paid in lieu of granting additional equity interests. All of the phantom shares awards were to vest upon a "change in control" of the Company or death or disability of the recipient. Upon vesting, the value of the vested phantom shares will be paid in cash equal to the fair market value of a like number of shares of Common Stock. When granted, all of the phantom share awards were also to vest ratably over a ten year period. However, all of the executives subsequently agreed to the elimination of this portion of the vesting provisions feature as a result of what they believed to be the failure of the Company's 1999 performance to meet expectations. As a result, the phantom share awards would vest only upon a change in control, or death or disability of the recipient.

    On September 1, 2000, the Company announced that all of its executive officers had surrendered all of their phantom share awards.

    The above descriptions of the Severance Agreements and the phantom share agreements are not complete and are qualified in their entirety by reference to such documents, all of which have been included as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

    SEPARATION AGREEMENTS. Effective as of May 31, 2000, Mr. Byrne resigned from the Company. As part of a separation agreement entered into by Mr. Byrne and the Company, Mr. Byrne waived all rights under his Severance Agreement and all rights to his phantom shares. In addition, the separation agreement provided for a severance payment in the amount of $250,000 to be paid to Mr. Byrne in 12 equal monthly installments commencing on June 6, 2000; provided, however, that upon a change in control, any remaining installments will be paid in one lump sum.

    Effective as of August 18, 2000, Mr. Martin resigned from the Company. As part of a separation agreement entered into by Mr. Martin and the Company, Mr. Martin waived all rights under his Severance Agreement and all rights to his phantom shares. In addition, the separation agreement provided for a severance payment in the amount of $1,575,000 to be paid to Mr. Martin in equal monthly installments over three years commencing on September 1, 2000; provided, however, that upon a change in control, any remaining installments will be paid in one lump sum.

    In a letter dated August 17, 2000, the State of California Public Employees' Retirement System ("CalPERS"), a joint venture partner of the Company in BPP Retail, LLC, proposed to the Company that the Company withdraw from the joint venture in BPP Retail, LLC and allow a team of the Company's employees led by Mr. Gaube to join with CalPERS in a restructured joint venture. Otherwise, the letter stated, CalPERS would elect to remove the Company's affiliate as manager of BPP Retail, LLC. After deliberations by the Company's Board of Directors which focused on the impact of the arrangement on Mr. Gaube's severance, the Board voted that, if it could negotiate a smaller severance with Mr. Gaube, it would agree to CalPERS' proposal.

    Effective as of September 30, 2000, Mr. Gaube resigned from the Company. As part of a separation agreement entered into by Mr. Gaube and the Company, Mr. Gaube waived all rights under his Severance Agreement and all rights to his phantom shares. In addition, the separation agreement provides for (A) a severance payment in the amount of $250,000 to be paid to Mr. Gaube in 24 bi-weekly equal installments over 12 months commencing on October 1, 2000; provided, however, that upon a change in control, any remaining installments will be paid in one lump sum; (B) the assignment and assumption of the Company's interest in office space located in Clackamas, Oregon to Mr. Gaube, effective upon consent of the lessor of such space; and (C) the rental of the Company's office space in San Diego and San Francisco to the entity formed by Mr. Gaube for the purpose of hiring some of the Company's employees in connection with Mr. Gaube's assumption of the Company's relationship with CalPERS. Also on September 30, 2000, CalPERS formally terminated the joint venture with the Company in BPP Retail, LLC. In connection with the termination, the Company received $250,000 as a refund of the balance of its capital account.

    Because the approval of the Plan of Liquidation at the 2000 Annual Meeting of Stockholders constituted a change in control for purposes of the separation agreements described above, Messrs. Martin and Gaube received lump sum payments of the remaining amounts owed to them under their respective separation agreements on January 15, 2001 and Mr. Byrne received a lump sum payment of the remaining amount owed to him under his separation agreement on February 9, 2001.

    OTHER EMPLOYEES

    SEVERANCE PLANS. Broad based severance plans were also adopted in June 1999 for the remaining employees. These plans were intended to reinforce and encourage the continued attention and dedication of the Company's employees to their assigned duties, as well as to assist the Company in recruiting new employees, notwithstanding the possibility, threat or occurrence of a change in control of the Company.

    Under the Executive Severance Plan (which covers employees in senior management positions), if a covered employee's employment is terminated by the Company without "cause" or by the executive for "good reason" within 24 months following a change in control of the Company, such employee is entitled to receive an amount equal to two times the sum of his or her current annual base salary and his or her average bonus as determined over the prior three years. Under the Management Severance Plan (which covers management employees not otherwise covered by a severance plan or agreement), if a covered employee is terminated by the Company without "cause" or by the executive for "good reason" within 24 months following a change in control of the Company, such member shall be entitled to receive an amount equal to the sum of his or her current annual base salary and his or her average bonus as determined over the prior three years. Under the Rank and File Severance Plan (which covers the remainder of the work force), if a covered employee is terminated by the Company without "cause" or if his or her employment is "deemed terminated" within 12 months following a change in control of the Company, such employee shall be entitled to receive an amount equal to the sum of (A) three months base salary and (B) one additional week's base salary for each year of employment. Under all of these severance plans, health, dental, life insurance and other welfare benefits are continued for a period equivalent to the measurement used to determine the amount of the individual's severance payments. In January 2001, the Company modified the welfare benefit provisions of the broad based severance plans described in this paragraph to reflect the fact that the Company may not be in existence for the full period during which such benefits were originally to be provided.

    The approval of the Plan of Liquidation by the stockholders at the 2000 Annual Meeting of Stockholders constituted a change in control for purposes of the Executive Severance Plan, the Management Severance Plan, and the Rank and File Severance Plan.

    EMPLOYEE BONUS RETENTION PLAN. Because the Company recognized the uncertainty which the Plan of Liquidation may have created among its employees, the Company wanted to reinforce and encourage the continued attention and dedication of its employees to their assigned duties without distraction. Therefore, in October 2000, following the adoption of the Plan of Liquidation by the Company's Board of Directors, the Company adopted a broad based Retention Plan (the "2000 Retention Plan"). Under the 2000 Retention Plan, each full-time employee (other than Messrs. Verges and Platt) who remained in the employment of the Company through December 31, 2000 received a cash bonus equal to 12 1/2% of such employee's then current base salary and each employee who continued in employment through March 31, 2001 received an additional 12 1/2% of such employee's then current base salary.

    In February 2001, the Company adopted an additional Retention Plan (the "2001 Retention Plan"). Under the 2001 Retention Plan, each full-time employee (other than Messrs. Verges and Platt) who remains in the employment of the Company through June 30, 2001 will receive a bonus equal to 10% of such employee's then current base salary, each employee who remains in the employment of the Company through September 30, 2001 will receive an additional 10% of such employee's then current base salary, and each employee who remains in the employment of the Company through December 31, 2001 will receive an additional 15% of such employee's then current base salary. In addition, under the 2001 Retention Plan, each eligible employee who remains in the employment of the Company through March 31, 2002 or, if earlier, the date of the complete liquidation or sale of the Company, will be eligible to receive a payment out of a bonus pool equal to 30% of the total base salaries of all eligible employees. The amount any individual will be awarded out of this bonus pool will be determined by the Compensation and Governance Committee of the Board of Directors in its sole discretion.

STOCK PERFORMANCE CHART

    The following graph provides a comparison, from December 1996 through December 2000, of the cumulative stockholder return among the Company, the Standard & Poor's ("S&P") 500 Index and the NAREIT Equity Index. The comparison assumes $100 was invested on December 31, 1995 in the Company's Common Stock and each of the aforementioned indicies and assumes all dividends were reinvested. Data for the graph was provided to the Company by NAREIT. The historical information set forth below is not necessarily indicative of future performance.

                                               12/95      12/96      12/97      12/98      12/99      12/00
                                              --------   --------   --------   --------   --------   --------
Burnham Pacific.............................   100.00     169.05     182.08     154.81     132.66      73.09
Equity REITs................................   100.00     135.27     162.67     134.20     128.00     161.75
S & P 500...................................   100.00     122.96     163.99     210.86     255.20     231.96

                                     [LOGO]

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    BENEFICIAL OWNERSHIP OF MANAGEMENT

    The following table sets forth information with respect to the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Common Stock as of February 16, 2001 by
(A) each Director, (B) the Named Executive Officers, and (C) all Directors and executive officers of the Company as a group. The percentages in the following table are based on 32,336,622 shares of Common Stock outstanding as of February 16, 2001.

                                                               AMOUNT AND NATURE OF
                                                                    BENEFICIAL
                                                                   OWNERSHIP(1)
                                                              -----------------------
NAME OF BENEFICIAL OWNER                                       NUMBER        PERCENT
------------------------                                      ---------      --------
Marc T. Artino..............................................     40,666        *
Joseph W. Byrne.............................................          0        *
William P. Dickey...........................................        125        *
James W. Gaube..............................................      1,000        *
Curtis Greer................................................        125        *
Ronald L. Havner, Jr........................................        125        *
James D. Klingbeil..........................................     43,023(2)     *
J. David Martin.............................................     50,000(3)     *
Nina B. Matis...............................................      7,925        *
Donne P. Moen...............................................     24,875(4)     *
Daniel B. Platt.............................................    505,462(5)      1.5%
Michael L. Rubin............................................     69,598(6)     *
Philip S. Schlein...........................................     18,835        *
Jay L. Schottenstein and Michael L. Ashner..................  3,348,891(7)     10.4%
Scott C. Verges.............................................     32,000        *
All Directors and executive officers of the Company as a
  group (13 persons)........................................  4,091,650        12.4%

------------------------

*   less than 1%

(1) Based upon information provided by the individuals, such persons have the sole power to vote and dispose of all such shares except (A) for the following number of shares included in the table which are not yet outstanding but which the following persons have the right to acquire under outstanding options that are exercisable within the next 60 days:
    Mr. Artino-40,666; Mr. Platt-483,334; Mr. Rubin-49,500; and
    Mr. Verges-20,000; and all Directors and executive officers as a group-593,500 and (B) as set forth in the following notes.

(2) Includes 2,200 shares of Common Stock held by Mr. Klingbeil as trustee of a trust in which he disclaims any economic interest.

(3) Mr. Martin also holds 62,537 limited partnership units in two partnerships of which the Company (through its operating partnership) is general partner. Subject to certain conditions, each such unit may be exchangeable on a one for one basis for a share of Common Stock.

(4) Includes 15,875 shares of Common Stock as to which Mr. Moen shares the power to vote and dispose.

(5) Includes (A) 6,428 shares of Common Stock held in Mr. Platt's 401(k) plan as of September 30, 2000, (B) 2,500 shares of Common Stock held in an IRA for the benefit of Mr. Platt's wife and (C) 13,200 shares of Common Stock beneficially owned by a trust in which Mr. Platt has a beneficial interest.

(6) Includes (A) 13,529 shares of Common Stock held in Mr. Rubin's 401(k) plan as of September 30, 2000, (B) 310 shares of Common Stock held in an IRA for the benefit of Mr. Rubin's wife to which Mr. Rubin disclaims any beneficial or economic interest and (C) 5,999 shares of Common Stock as to which Mr. Rubin shares the power to vote and dispose.

(7) In its most recent amended filing on Schedule 13D, Schottenstein Stores Corporation ("SSC"), certain affiliates of SSC, and Michael L. Ashner and Susan Ashner, all joined as a "group" for purposes of Rule 13d-5 of the Exchange Act, reported that as of September 11, 2000 the group was the beneficial owner of an aggregate of 3,162,066 shares of Common Stock. The number in the table includes additional shares acquired by the group subsequent to the filing on Schedule 13D.

    BENEFICIAL OWNERSHIP OF CERTAIN OTHERS

    As of April 6, 2001 there were 32,336,626 shares of Common Stock outstanding. Set forth below is the information known to the Company with respect to beneficial ownership (as defined in Rule 13d-3 under the Exchange
Act) of more than five percent of the Company's Common Stock as of April 6, 2001. Such information is based upon filings received by the Company under the Exchange Act with respect to the Common Stock through April 6, 2001.

                                                                   AMOUNT AND
                                                                   NATURE OF
                                                              BENEFICIAL OWNERSHIP
                                                              --------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER     PERCENT
------------------------------------                          ---------   --------
Morgan Stanley Dean Witter & Co.(1) ........................  5,252,495     16.2%
  1585 Broadway
  New York, NY 10036

Schottenstein Stores Corporation(2) ........................  3,348,891     10.4%
  1800 Moler Road,
  Columbus, OH 43207

------------------------

(1) In its most recent amended filing on Schedule 13G under the Exchange Act, Morgan Stanley Dean Witter & Co. ("MSDW") and its wholly-owned subsidiary, Morgan Stanley Dean Witter Investment Management Inc. ("MSIM"), reported that as of February 7, 2000 MSDW had shared voting and dispositive power with respect to 4,083,495 and 5,252,495 of such shares of Common Stock, respectively, and MSIM had shared voting and dispositive power with respect to 3,709,800 and 4,875,700 of such shares of Common Stock, respectively.

(2) In its most recent amended filing on Schedule 13D, Schottenstein Stores Corporation ("SSC"), certain affiliates of SSC, and Michael L. Ashner and Susan Ashner, reported that as of September 11, 2000 the group was the beneficial owner of an aggregate of 3,162,066 shares of Common Stock, of which Jay L. Schottenstein had shared voting and dispositive power with respect to 2,976,600 shares of Common Stock, Michael L. Ashner had sole voting and dispositive power with respect to 166,587 shares of Common Stock, Susan Ashner had sole voting and dispositive power with respect to 200 shares of Common Stock, and Michael L. Ashner and Susan Ashner each had shared voting and dispositive power with respect to 18,679 shares of Common Stock. The number in the table includes additional shares acquired by the group subsequent to the filing on Schedule 13D.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    EXECUTIVE OFFICERS

    BPP SERVICES, INC. Prior to September 30, 2000, the Company earned asset management, leasing, acquisitions, and disposition fees through a joint venture agreement with CalPERS. The Company believed that the fee income that could be earned through this arrangement might approach or exceed 5% of its gross revenues for calendar year 2000. In order to maintain the Company's status as a REIT it was necessary for the Company to assign to BPP Services, Inc. ("BPP Services"), a Maryland corporation, its rights and obligations to perform asset management services and leasing services in connection with the agreement with CalPERS and its right to receive fees for the performance of such services. This assignment became effective as of March 1, 2000.

    In order to satisfy the REIT provisions of the Internal Revenue Code of 1986, as amended, in calendar year 2000 the Company could not, directly or indirectly, own more than 10% of the voting stock of BPP Services. Accordingly, Burnham Pacific Operating Partnership, L.P., the Company's operating partnership (the "Operating Partnership"), owned 1% of the outstanding voting stock of BPP Services and the remaining 99% of the outstanding voting stock was owned equally by the Company's then five senior executive officers, Messrs. Martin, Platt, Gaube, Byrne and Verges. The Company paid each such executive officer $8,000 as a bonus in 2000 to cover the costs associated with purchasing the voting stock of BPP Services. However, including the shares of non-voting stock, the Operating Partnership owned 95% of the outstanding equity and economic interest in BPP Services and the executive officers collectively owned a 5% interest.

    On September 30, 2000, CalPERS exercised its right under the joint venture agreement to terminate the Company's role as managing member of BPP Retail, LLC and the Company concurrently received $250,000 for the sale of its investment interest in the joint venture. As a result, the Company is no longer engaged in fee generating asset management, leasing, acquisition and disposition activity under that arrangement. Therefore, in December 2000, BPP Services was merged into the Operating Partnership and BPP Services' corporate existence ceased.

    RELATIONSHIP WITH MBV LAW. Since January 1, 2000, the Company has engaged the services of MBV Law, formerly known as Mandel Buder & Verges, for legal services in the aggregate amount of approximately $3,070,280, of which $2,686,145 was for services rendered during 2000. Mr. Verges, the Company's President and Chief Executive Officer, is a non-equity employee of MBV Law and is entitled to devote a certain percentage of his time providing services to MBV Law pursuant to the terms of his employment with the Company. Prior to becoming Chief Executive Officer, Mr. Verges received up to approximately 5% of the gross revenues received by MBV Law from Mr. Verges' clients, including the Company. Subsequent to Mr. Verges becoming Chief Executive Officer, no portion of his compensation from MBV Law has been related to revenues received by MBV Law from the Company.

    STOCKHOLDERS

    SA GROUP AGREEMENT. On September 11, 2000, the Company entered into an agreement (the "SA Group Agreement") with SSC and certain of its affiliates and Michael L. Ashner and Susan Ashner (collectively, the "SA Group") pursuant to which, among other things, the Company and the SA Group granted each other mutual general releases and the SA Group agreed to dismiss its pending litigation against the Company and its Directors in the United States District Court for the District of Maryland. The Company elected Jay L. Schottenstein and Michael L. Ashner to the Company's Board of Directors, it appointed
Mr. Schottenstein to serve as Co-Chairman of the Board of Directors, and it agreed to nominate such individuals for reelection to the Board at subsequent elections. The SA Group agreed to vote their shares in favor of the Plan of Liquidation and for the Company's nominees for Director. The Company agreed, subject to certain limited conditions, to allow the SA Group to purchase up to 19.9% of the Company's Common Stock under the Company's Shareholder Rights Plan.

To reimburse the SA Group for expenses incurred in connection with its litigation and to settle such litigation, the Company paid the SA Group $1,000,000 and agreed to pay the SA Group an additional $1,500,000 when and if the Series 2000-C Preferred Stock is redeemed, which payment was made on April 3, 2001 following the redemption of the Series 2000-C Preferred Stock on that date.

    For a more detailed description of the SA Group Agreement, see the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the Company's proxy statement relating to the 2000 Annual Meeting of Stockholders.

    EXCHANGE AGREEMENT. In December 1997, the Company and the Operating Partnership, issued an aggregate of 2,800,000 shares of Series 1997-A Convertible Preferred Stock, par value $.01 per share ("Series 1997-A Preferred Stock"), and an aggregate of 1,600,000 Series 1997-A Preferred Units of limited partnership interest ("Preferred Units"), respectively, in private placements to Westbrook Burnham Holdings, L.L.C. and Westbrook Burnham Co-Holdings, L.L.C. (collectively, "Westbrook") and Blackacre SMC Master Holdings, LLC ("Blackacre"). On August 31, 2000, the Company, the Operating Partnership, Westbrook and Blackacre entered into an Exchange Agreement, which was amended on September 11, 2000 (the "Exchange Agreement"), pursuant to which Westbrook and Blackacre exchanged their respective Preferred Units for the same number of shares of Series 1997-A Preferred Stock. Westbrook then exchanged its 2,800,000 shares of Series 1997-A Preferred Stock for the same number of shares of Series 2000-C Preferred Stock and Blackacre then exchanged its 1,600,000 shares of Series 1997-A Preferred Stock for the same number of shares of Series 2000-C Preferred Stock. Blackacre subsequently transferred 1,200,000 shares of Series 2000-C Preferred Stock to Blackacre Funding LLC.

    The Exchange Agreement and the terms of the Series 2000-C Preferred Stock gave the holders of the Series 2000-C Preferred Stock the right to (A) receive a Change of Control Preference (i.e., an aggregate amount of cash equal to $115,500,000, plus accrued dividends and distributions, plus 5% of any accrued and due dividends and distributions) from the net proceeds of sales of assets as part of the Plan of Liquidation; (B) require the Company to redeem the Series 2000-C Preferred Stock in any event on or after September 30, 2001 for the amount of the Change of Control Preference; (C) while any shares of Series 2000-C Preferred Stock were outstanding, elect two Directors to the Board of Directors; and (D) have the Company, after the date on which there are no longer any shares of Series 2000-C Preferred Stock outstanding, amend its Bylaws to increase the number of Directors elected by the Common Stockholders by one, to appoint Curtis Greer to hold the Board seat created thereby, and to nominate Mr. Greer for election to the Board of Directors at any subsequent meeting of the Company's stockholders at which an election of Directors would be held. On April 3, 2001, all outstanding shares of Series 2000-C Preferred Stock were redeemed by the Company. Therefore, pursuant to the Exchange Agreement, the Company appointed Mr. Greer to the Board and has nominated him for election to the Board of Directors at the Annual Meeting.

    For a more detailed description of the Exchange Agreement, see the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the Company's proxy statement relating to the 2000 Annual Meeting of Stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and Directors, and persons who are beneficial owners of more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to such persons were satisfied.

EXPERTS

    The Company's financial statements for the year ended December 31, 2000 were audited by Deloitte & Touche LLP, which has audited the Company's financial statements since 1986. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

    Upon completion or substantial completion of the liquidation of the Company's assets, the Company will no longer have public stockholders or any stockholder meetings. However, if the Company has not substantially completed the liquidation, it intends to hold its next annual stockholders meeting in May 2002. In that case, you would continue to be entitled to attend and participate in the Company's stockholders meetings if you continue to own shares of Common Stock. Any stockholder proposal that is submitted to the Company for inclusion in its proxy statement for the 2002 Annual Meeting of Stockholders (the "2002 Annual Meeting") pursuant to Rule 14a-8 under the Exchange Act must comply with the rules of the SEC governing the form and content of such proposals and must be received by the Secretary of Burnham Pacific
Properties, Inc., 110 West A Street, Suite 900, San Diego, California 92101, no later than the close of business on December 31, 2001.

    If you intend to present a proposal at the Company's 2002 Annual Meeting, if one is held, but do not intend to have your proposal included in the Company's proxy statement, you must notify the Company on a timely basis of your intent to present such proposal at the meeting. To be timely, your notice must be delivered to the Secretary of Burnham Pacific Properties, Inc., 110 West A Street, Suite 900, San Diego, California 92101, not later than the close of business on March 31, 2002 nor earlier than the close of business on March 1, 2002; provided however, that in the event that the date of the 2002 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of this Annual Meeting, your notice to be timely must be so delivered not earlier than the close of business on the 90th day prior to the 2002 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2002 Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The proposal must also comply with the other requirements contained in the Company's Bylaws. Proxies solicited by the Company's Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

                                   APPENDIX A
                            AUDIT COMMITTEE CHARTER

    This Audit Committee Charter (the "Charter") shall be reviewed, updated and approved annually by the Board of Directors of Burnham Pacific Properties, Inc. (the "Company").

    The Chairman and the members of the Audit Committee (the "Committee") shall be responsible to and appointed by the Board of Directors. The Committee shall consist of not less than three nor more than five members of the Board of Directors who are not employees of the Company.

    The Committee shall meet as often as necessary and appropriate and at such times and places as it shall determine. Meetings will be called by the Chairman of the Committee. All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof. A majority of the members of the Committee shall constitute a quorum. The Chairman will keep a record of the actions taken at such meetings, and a report of meetings of the Committee will be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Committee.

ROLE AND INDEPENDENCE

    The Committee assists the Board of Directors in fulfilling the Board of Directors' responsibility for oversight of the quality and integrity of the accounting; auditing and financial reporting practices of the Company and other such duties as may be delegated from time to time by the Board of Directors. The membership of the Committee shall consist of at least three Directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her individual exercise of independent judgment and shall meet the director independence requirements for serving on audit Committees as set forth in the corporate governance standards of the New York Stock Exchange. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the Company. In carrying out this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

    The Board of Directors shall appoint one member of the Committee as Chairman. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The Chairman will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

    The Committee's primary activities include:

    - Recommending to the Board of Directors the independent auditor to be selected or retained to audit the financial statements of the Company. In so doing, the Committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence and recommend to the Board of Directors any actions necessary to oversee the auditor's independence.

    - Instructing the independent auditor that the independent auditor's ultimate accountability is to the Board of Directors and the Committee.

    - Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports and providing the auditor full access to the Committee to report on any and all appropriate matters.

    - Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board of Directors as to the inclusion of the company's audited financial statements in the company's annual report on Form 10-K.

    - Reviewing with management and the independent auditor the Company's quarterly financial information prior to the first public disclosure of such information. This review may be performed by the Committee or its Chairman.

    - Discussing with management and the external auditors the quality and adequacy of the company's internal controls.

    - Discussing with management the status of pending litigation, taxation matters and other areas of oversight with respect to the legal and compliance area as may be appropriate.

    - Reporting the Committee's activities to the full Board of Directors and issuing annually the report required by Item 306 of Schedule 14A of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

    - Instructing or causing management to report the findings of the Company's annual review regarding compliance with the Company's Corporate Code of Conduct and any other material corporate compliance policies and instructing or causing the Company's General Counsel to report any material deviations revealed and the corrective actions taken.

    In performing its responsibilities, the Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and the independent auditor. The Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company, attend a meeting of the Committee or meet with any members of or advisors to the Committee.

    Notwithstanding the activities and powers of the Committee set forth in this Charter, the Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It is also not the duty of the Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

    From time to time, the Committee may adopt rules and make provisions as it deems appropriate (i) for the conduct of Committee meetings, (ii) for considering, acting upon and recording matters within its authority and
(iii) for making such reports to the Board of Directors as it may deem appropriate, giving due consideration to the Committee's need to treat certain matters confidentially; provided, however, that such rules and provisions do not conflict with the Bylaws or other policies of the Company established, adopted or approved by the Board of Directors.

P
R
O
X
Y

                        BURNHAM PACIFIC PROPERTIES, INC.

                          110 WEST A STREET, SUITE 900
                              SAN DIEGO, CA 92101

 PROXY SOLICITED BY THE BOARD OF DIRECTORS OF BURNHAM PACIFIC PROPERTIES, INC.
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2001

     The undersigned hereby constitutes and appoints Scott C. Verges and Michael
L. Rubin, and each of them, as proxies of the undersigned, with full power of substitution in each, and authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") of Burnham Pacific Properties, Inc. ("Burnham Pacific") to be held at the Park Hyatt San Francisco, 333 Battery Street, San Francisco, California 94111, on May 30, 2001 at 9:00 a.m. local time, and at any adjournments or postponements thereof, with all powers possessed by the undersigned if personally present at the Annual Meeting, and to vote all shares of common stock, par value $.01 per share, of Burnham Pacific, held of record by the undersigned as of the close of business on April 23, 2001, at the Annual Meeting, and at any adjournments or postponements thereof.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. TO ENSURE THAT YOUR SHARES ARE VOTED AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE OR AUTHORIZE A PROXY TO VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED ON THE REVERSE SIDE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE ALREADY RETURNED A PROXY.

                PLEASE SIGN AND DATE THIS PROXY ON REVERSE SIDE
                   AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                                                                SEE REVERSE SIDE
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                                            6925
     Please mark
|X|  your votes as in
     this example.


     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted for Proposal 1 set forth below. The proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof or matters incidental thereto. Stockholders who attend the Annual Meeting may revoke their proxy by casting their vote at the Annual Meeting in person. PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

--------------------------------------------------------------------------------
           The Board of Directors recommends a vote "FOR" Proposal 1.
--------------------------------------------------------------------------------


By signing below, the undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2001 Annual Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.

                                               FOR ALL NOMINEES
                                              LISTED (except as      WITHHELD
                                                 marked to the       FROM ALL
                                                contrary below)      NOMINEES
     1. To elect the following individuals
        to serve as Directors of Burnham             | |                | |
        Pacific until their respective
        successors are duly elected and qualify.


Nominees are: (01) Michael L. Ashner, (02) William P. Dickey, (03) Curtis Greer,
(04) Ronald L. Havner, Jr., (05) Nina B. Matis, (06) Donne P. Moen, and (07) Jay
L. Schottenstein.

Instruction: To withhold authority to vote for any individual nominee, mark "FOR" all nominees above and write the name(s) of the nominee(s) with respect to whom you wish to withhold authority to vote on the line below.



________________________________________________________



     2. To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof or matters incidental thereto in the discretion of the proxies.


--------------------------------------------------------------------------------
Stockholder(s)                     Signature(s)               Date

NOTE: Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a company or a partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.
--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE




                        BURNHAM PACIFIC PROPERTIES, INC.

     Burnham Pacific Properties, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can authorize a proxy to vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card. If you choose to authorize a proxy to vote your shares electronically through the Internet or by telephone, you must do so prior to 9:00 p.m. Pacific Time on May 29, 2001.

     To authorize a proxy to vote your shares electronically you must use the control number above to access the system.

     1. To authorize a proxy to vote your shares over the Internet:

        o Log on to the Internet and go to the web site http://www.eproxyvote.com/bpp

     2. To authorize a proxy to vote your shares over the telephone:

        o On a touch-tone telephone call 1-877-779-8683 24 hours a day 7 days a week.

     Your electronic vote authorizes the proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to authorize a proxy to vote your shares electronically, there is no need for you to mail back your proxy card.